Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of LOGIC Devices Incorporated of our report dated December 23, 2010, relating to our audits of the financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" in such Prospectus.

/s/ Hein & Associates LLP

Irvine, California

June 30, 2011